UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

HIGHLANDS REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

332 S Michigan Avenue, Ninth Floor

Chicago, IL 60604

(Address of Principal Executive Offices)

(312) 583-7990

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2019, Joseph Giannini announced his intention to resign as Senior Vice President, Chief Accounting Officer, Treasurer and principal accounting officer of Highlands REIT, Inc. (the “Company”), effective as of June 7, 2019. There were no disagreements between Mr. Giannini and the Company or any officer or director of the Company that led to Mr. Giannini’s decision to resign.

Paul A. Melkus, the Company’s Executive Vice President, Chief Financial Officer and principal financial officer, has been appointed as the Company’s principal accounting officer and Treasurer, effective as of Mr. Giannini’s resignation on June 7, 2019. Mr. Melkus will serve as the Company’s principal accounting officer and Treasurer in addition to continuing his role as the Company’s Executive Vice President, Chief Financial Officer and principal financial officer. Biographical information for Mr. Melkus is incorporated herein by reference as set forth in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 22, 2019.

No new compensatory arrangements will be entered into with Mr. Melkus in connection with his appointment as the Company’s principal accounting officer and Treasurer. Mr. Melkus was not appointed as the Company’s principal accounting officer and Treasurer pursuant to any arrangement or understanding with any other person.

Mr. Melkus does not have any family relationships with any executive officer or director of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: May 30, 2019	By:	/s/ Robert J. Lange
	Name:	Robert J. Lange
	Title:	Executive Vice President, General Counsel and Secretary